UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 18, 2012

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2012, Farmers Capital Bank Corporation (“Company”) completed the repurchase of the warrant it issued to the U.S. Department of the Treasury (“Treasury”) in January 2009 as part of the Troubled Asset Relief Program’s Capital Purchase Program (“CPP”). The warrant allowed for the purchase of 223,992 shares of the Company’s common stock at an exercise price of $20.09 per share. The Company repurchased the warrant at a mutually agreed upon price of $75,000. The repurchase of the warrant had no impact on the Company’s results of operations, although cash and shareholders’ equity declined by the amount of the purchase price.

On June 11, 2012, the Treasury announced that it would conduct an auction of its preferred stock investment held in seven banks, including the Company, as part of its ongoing efforts to wind down and recover its remaining CPP investments. The Treasury was successful in selling all of its investment in the Company’s Series A Preferred Stock to private investors. Upon settlement of the warrant repurchase, the Treasury has no remaining equity stake in the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

7-18-12	/s/ Doug Carpenter
Date	C. Douglas Carpenter
Executive Vice President, Secretary, and Chief Financial Officer

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